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                                                                   Exhibit 12(a)

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
STATEMENT OF COMPUTATION OF
RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                             Nine
                                                                                                            Months
                                                                                                            Ended
                                                                                                          September 27,
                                            1997      1998     1999      2000      2001       2002           2003
                                          -------   -------   -------   -------   -------   -------       -------------
FIXED CHARGES

Interest expense, including
  amortization of debt issuance costs     $ 2,297   $ 2,321   $ 2,419   $ 4,319   $ 3,131   $ 6,685         $ 6,769

Portion of rental expense deemed to
  represent interest ................         543     1,391     1,560     1,541     1,613     1,681           1,802
                                          -------   -------   -------   -------   -------   -------         -------

TOTAL FIXED CHARGES .................     $ 2,840   $ 3,712   $ 3,979   $ 5,860   $ 4,744   $ 8,366         $ 8,571
                                          =======   =======   =======   =======   =======   =======         =======

EARNINGS BEFORE FIXED CHARGES

Earnings from continuing operations
  before income taxes ...............     $ 7,460   $11,227   $ 8,694   $ 6,585   $23,889   $24,334         $12,132

Fixed charges .......................       2,840     3,712     3,979     5,860     4,744     8,366           8,571
                                          -------   -------   -------   -------   -------   -------         -------
Total earnings before fixed charges .     $10,300    14,939    12,673    12,445    28,633    32,700          20,703
                                          =======   =======   =======   =======   =======   =======         =======
RATIO OF EARNINGS TO FIXED CHARGES ..         3.6       4.0       3.2       2.1       6.0       3.9             2.4
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